PRICING SUPPLEMENT NO. 104                                      Rule 424 (b)(3)
DATED: June 1, 1998                                          File No. 333-43565
(To Prospectus dated Janaury 21, 1998
and Prospectus Supplement dated January 21, 1998)

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:           Floating Rate Notes     Book Entry Notes
$250,000,000                [x]                     [x]

Original Issue Date:        Fixed Rate Notes        Certificated Notes
June 4, 1998                []                      [_]


Maturity Date:              CUSIP#: 073928 CQ 4
June 4, 1999

Option to Extend Maturity:  No  [x]

                            Yes [_]   Final Maturity Date:


                                           Optional             Optional
                       Redemption          Repayment            Repayment
Redeemable On          Price(s)            Date(s)              Price(s)
-------------          -----------         ----------           ---------

N/A                    N/A                 N/A                  N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Date:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                    Maximum Interest Rate: N/A

[_]         Commercial Paper Rate       Minimum Interest Rate: N/A

[x]         Federal Funds Rate          Interest Reset Date(s): Daily

[_]         Treasury Rate               Interest Reset Period: Daily

[_]         LIBOR Reuters               Interest Payment Date(s): *

[_]         LIBOR Telerate

[_]         Prime Rate                  Interest Payment Period: Quarterly

[_]         CMT Rate


Initial Interest Rate: **

Index Maturity:  N/A

Spread (plus or minus): +0.11%

----------------------------
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*        On the 4th of each September, December, March and at
         maturity.

**       The Federal Funds rate on June 3, 1998 plus 11 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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